MULTI-TENANT NET LEASE (BUSINESS PARK – OREGON)

SECTION 1.	LEASE TERMS.
1.1 Date of Lease	__________________, 2020

1.2 Tenant:	Humboldt Street Collective, LLC	(“Tenant”)

Trade Name: Premises Address:	Great Notion Brewing & Barrel House 2755 NW Nicolai Street Portland, Oregon 97210

Notice Address:	2444 NW 28th Avenue Portland, Oregon 97210

E-Mail Address:	__________________

1.3 Landlord: Notice Address:	Schmitt Industries, Inc. 2765 NW Nicolai Street Portland, Oregon 97210	(“Landlord”)

E-Mail Address:	__________________

Address for Payment of Rent:	2765 NW Nicolai Street Portland, Oregon 97210

1.4             “Project:” That certain real property with two buildings located thereon, which buildings contain the total of approximately 11,673 square feet of area, commonly known as Schmitt Industries, situated at 2765 -2755 NW Nicolai Street, Portland, Oregon, as such Project may be modified by Landlord from time to time. The land on which the Project is located is legally described on Exhibit A, attached hereto and incorporated herein by reference. The Project and all buildings and appurtenances therein are as substantially shown on the Project Site Plan attached hereto as Exhibit B-1, and incorporated herein by reference.

1.5            “Building:” Building No. 2 located within the Project with a street address of 2755 NW Nicolai Street, which Building contains approximately 3,961 rentable square feet and is shown on the Building Site Plan attached hereto as Exhibit B-2, and incorporated herein by reference.

1.6            “Premises:” Suite A in the Building containing approximately 2,654 square feet and as shown on the Floor Plan attached hereto as Exhibit B-3, and incorporated herein by reference.

1.7	“Tenant’s Proportionate Share (Building):” 67.00%. (See Section 5.6).

1.8	“Tenant’s Proportionate Share (Project):” 22.74% . (See Section 5.6).

© Commercial Association of Brokers Oregon/SW Washington (2/05) (Rev. 04/12) MULTI-TENANT NET LEASE (BUSINESS PARK - OR) ALL RIGHTS RESERVED	Please Initial: ____________ ____________ Tenant Landlord

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Tenant’s Proportionate Share (Building) and Tenant’s Proportionate Share (Project) are sometimes collectively referred to herein as “Tenant’s Proportionate Share.”

1.9                “Common Area:” All areas and facilities outside the Premises and within the Project that are, from time to time, provided and designated by Landlord for the non-exclusive use of Landlord, Tenant and other tenants of the Project and their respective employees, guests and invitees, and as generally shown on the Project Site Plan attached hereto as Exhibit B-1.

1.10	Number of Parking Spaces for Tenant Use: See Exhibit B-2 . (See Section 4.5).

1.11	Permitted Use: (See Section 4).

Manufacturing, Warehousing, Storage, Shipping and other such ancillary and supporting uses

1.12	“Term” of Lease:	“Initial Term:”	62 months
		“Lease Commencement Date:”	October 15, 2020
		“Expiration Date” of Lease:	October 14, 2025
		“Rent Commencement Date:”	October 15, 2020

1.13	Initial Base Rent: $ 38,217.60 per Year* (See Section 3.1).

$ 3,184.80 per Month

*Tenant to receive a Base Rent credit of $6,369.60 in aggregate, to be applied to the first two months of the Lease or, if the first month of the Lease is less than a full calendar month, on a prorated basis until applied in full.

1.14	Adjustment of Base Rent:

Effective Date of Rent Increase	New Base Rent/Month
October 15, 2021	$ 3,280.34
October 15, 2022	$ 3,378.75
October 15, 2023	$ 3,480.12
October 15, 2024	$ 3,584.52
October 15, 2025	$ 3,692.06

1.15	Prepaid Rent: $3,184.80 (See Section 3.6).

1.16	Security Deposit: $3,692.06 (See Section 3.7).

1.17	Broker(s):

Landlord’s Agent: Mark Hush (Newmark Knight Frank) (See Section 26).

Tenant’s Agent: Aaron Watt.and Keegan Clay (Cushman & Wakefield)

1.18	“Guarantors:” n/a

If any Guarantor(s) is/are set forth above, concurrent with the execution of this Lease by Landlord and Tenant, Tenant shall arrange for all Guarantor(s) to execute and deliver to Landlord a Guaranty of this Lease, in the form attached as Exhibit E.

1.19	Exhibits:

The following Exhibits are attached hereto and incorporated as a part of this Lease:

Exhibit “A” - Legal Description of the Project

© Commercial Association of Brokers Oregon/SW Washington (2/05) (Rev. 04/12) MULTI-TENANT NET LEASE (BUSINESS PARK - OR) ALL RIGHTS RESERVED	Please Initial: ____________ ____________ Tenant Landlord

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Exhibit “B-1” – Project Site Plan

Exhibit “B-2” – Building Site Plan

Exhibit “B-3” – Floor Plan of the Floor of the Building with the Premises shown as single hatched thereon

Exhibit “C” - Work Letter (if applicable)

Exhibit “D” – Rules and Regulations (if applicable)

Exhibit “E” – Guaranty (if applicable)

Exhibit “F” – Addendum (if applicable)

THIS BUSINESS PARK LEASE is made and entered into between Landlord and Tenant on the Date of Lease set forth in Section 1.1. The defined terms used in this Lease (“Lease Terms”) shall have the meanings and definitions given them in Section 1. The Lease Terms, the Exhibits, the Addendum or Addenda described in the Lease Terms, and this Lease agreement are and shall be construed as a single instrument and are hereinafter referred to as the “Lease.”

Now, therefore, for valuable consideration, Landlord and Tenant covenant and agree as follows:

SECTION 2. LEASE OF PREMISES.

2.1                Lease. Subject to the terms and conditions of this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term herein set forth.

2.2                Delivery of Possession; Commencement; Expiration. Landlord shall deliver the Premises to Tenant in good condition and repair with all improvements substantially completed in accordance with Exhibit C, attached hereto and incorporated herein by reference. The existence of any “punch list” type items shall not postpone the Lease Commencement Date. If Landlord fails to deliver possession of the Premises to Tenant on the Lease Commencement Date, the Term shall not commence and Tenant shall owe no Rent until the later of: (a) the date Landlord tenders possession of the Premises to Tenant or (b) the Rent Commencement Date. If Landlord fails to deliver possession of the Premises to Tenant within ninety (90) days of the Lease Commencement Date, then Tenant, as its sole remedy, may terminate this Lease by delivering written notice to Landlord within ten (10) days of the expiration of said ninety (90)-day period. If there is any delay in delivering possession of the Premises to Tenant, the Term of this Lease shall be extended by the number of days of such delay. If possession of the Premises is delivered prior to the Lease Commencement Date, Tenant shall have the right to occupy the Premises subject to all of the terms and provisions of this Lease other than the payment of Rent, which obligation shall not commence until the Rent Commencement Date. By acceptance of possession of the Premises hereunder, but subject to the completion of all improvements to be performed by Landlord in accordance with Exhibit C hereto, Tenant acknowledges that Tenant accepts the Premises “AS-IS, WHERE IS” and as suitable for Tenant’s intended use, in good and sanitary operating order, condition and repair, and without representation or warranty by Landlord as to the condition, use or occupancy which may be made thereof and that the area of the Premises is as set forth in Section 1.6 above. The Expiration Date of this Lease shall be the date stated in Section 1.12 above.

SECTION 3. RENT PAYMENT.

3.1                Rent. Tenant shall pay to Landlord all Rent for the Premises without demand, deduction or offset. The term “Rent” as used in this Lease shall include Base Rent and Additional Rent (as hereinafter defined). Rent is payable by Tenant in advance on the first day of each month commencing on the Rent Commencement Date. Rent for any partial calendar month shall be prorated based on a thirty (30)-day month for the number of days during that partial month the Premises are occupied by Tenant.

3.2                Additional Rent. The term “Additional Rent” means amounts set forth under Section 5 and any other sums payable by Tenant to Landlord under this Lease.

© Commercial Association of Brokers Oregon/SW Washington (2/05) (Rev. 04/12) MULTI-TENANT NET LEASE (BUSINESS PARK - OR) ALL RIGHTS RESERVED	Please Initial: ____________ ____________ Tenant Landlord

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3.3	Lease Year. The term “Lease Year” shall mean each calendar year of the Term. In the event the Lease Commencement Date or the Expiration Date occurs on any date other than the first day of the calendar year, the calculations, costs and payments referred to herein shall be prorated for such calendar year. Late Charge; Interest. Rent not paid when due shall bear interest until paid at the lesser of: (a) the rate of one and one-half percent (1 ½ %) per month; or (b) the maximum rate of interest then permitted by law. Landlord may, for each payment of Rent made more than ten (10) days late, impose a late charge of the greater of (i) five percent (5%) of Rent then due or (ii) $50 for each late payment of Rent (the “Late Charge”). Tenant agrees that late payment by Tenant to Landlord of any Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, that the exact amount of such costs are extremely difficult and impracticable to ascertain, and that the Late Charge is not a penalty but represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment. The imposition or collection or failure to impose or collect such a Late Charge shall not be deemed a waiver by Landlord of any other remedies available for Tenant’s default of this Lease. Tenant shall pay Landlord an additional charge of $75 for any checks returned due to insufficient funds.

3.4                Disputes. If Tenant disputes any charge for Additional Rent or any Rent adjustment, Tenant shall give written notice to Landlord not later than thirty (30) days after receipt of the notice from Landlord describing the charge or adjustment in question. If Tenant fails to give such notice to Landlord, the charge or adjustment by Landlord shall be conclusive and binding on Tenant. If Tenant delivers timely notice, the challenged charge or adjustment shall be conclusively resolved by an independent certified public accountant selected by the parties. Each party shall pay one-half (1/2) of the fee charged by the accountant selected to decide the matter, except that if the adjustment in favor of Tenant does not exceed five percent (5%) of the challenged amounts, Tenant shall pay:(a) the entire cost of the accountant’s fee; and (b) all reasonable out-of-pocket costs and expenses incurred by Landlord in responding to the challenge. In the alternative, if the adjustment in favor of Tenant is equal to or exceeds five percent (5%) of the challenged amounts, Landlord shall pay: (i) the entire cost of the accountant’s fee; and (ii) all reasonable out-of-pocket costs and expenses incurred by Tenant in challenging such charge or adjustment. Nothing herein shall be deemed to alter any other obligations of Tenant as required by this Lease.

3.5                Prepaid Rent. Concurrently with the mutual execution of this Lease, Tenant shall pay the Initial Base Rent for the first full month of the Term for which Rent is payable.

3.6                Security Deposit. Concurrently with the mutual execution of this Lease, Tenant shall deliver to Landlord the Security Deposit. Following written notice to Tenant, Landlord may apply the Security Deposit to pay the cost of performing any obligation which Tenant fails to perform within the time required by this Lease, but such application by Landlord shall not waive Landlord’s other remedies nor be the exclusive remedy for any Tenant default. If Landlord applies the Security Deposit as set forth herein, Tenant shall pay Landlord, on demand, all sums necessary to restore the Security Deposit to its original amount. Tenant shall not have the right to apply the Security Deposit or any part thereof to any Rent or other sums due under this Lease. If Tenant is not in default of this Lease at the expiration or termination hereof, Landlord shall return the unapplied portion of the Security Deposit to Tenant, except for any amount necessary to return the Premises to the condition set forth in Section 19. Landlord’s obligations with respect to the Security Deposit are those of a debtor and not of a trustee, and Landlord may commingle the Security Deposit with Landlord’s general funds. Landlord may immediately deposit the Security Deposit into Landlord’s account, but such immediate deposit shall not bind Landlord to the terms of this Lease. Landlord shall not be obligated to pay interest on the Security Deposit. If Landlord sells its interest in the Premises during the Term of this Lease, Landlord shall be discharged from any further liability or responsibility with respect to the Security Deposit so long as Landlord deposits with or credits to the buyer the unapplied portion of the Security Deposit.

SECTION 4. USE OF PREMISES.

4.1                Permitted Use. Tenant may use the Premises for Tenant’s Permitted Use and for no other purpose without Landlord’s written consent, which will not be unreasonably withheld. Tenant shall not use the Premises in a manner that obstructs, annoys or interferes with the rights of other occupants of the Building or Project. Tenant shall not cause any nuisance nor permit any objectionable fumes, mold, electromagnetic waves, vibration, noise that is not reasonable for an industrial premises, light, or radiation to be emitted from the Premises. Tenant shall not engage in any activities that will in any manner degrade or damage the reputation of the Premises or increase Landlord’s insurance rates for any portion of the Premises.

© Commercial Association of Brokers Oregon/SW Washington (2/05) (Rev. 04/12) MULTI-TENANT NET LEASE (BUSINESS PARK - OR) ALL RIGHTS RESERVED	Please Initial: ____________ ____________ Tenant Landlord

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4.2                Equipment. Tenant shall only install such equipment in the Premises as is customary for the Permitted Use and shall not overload the floors or electrical circuits of the Premises or change the wiring or plumbing of the Premises. Tenant shall obtain Landlord’s prior written consent to the location of and manner of installing any plumbing, wiring or electrical, heating, heat-generating or communication equipment or unusually heavy articles. Any equipment, cables, wiring, conduit, additional dedicated circuits and any additional air conditioning required because of any such equipment installed by Tenant shall be installed, maintained and operated at Tenant’s sole expense and in accordance with Landlord’s reasonable requirements. Tenant shall not install any equipment outside the Premises, including, without limitation, on the roof of the Building, without first having obtained the prior written consent of Landlord.

4.3                Compliance with Laws. Landlord warrants that, as of the Lease Commencement Date, the Premises complies with all applicable laws, statutes, ordinances, rules and regulations of any public authority (the “Laws”). As of the Lease Commencement Date, Tenant shall at its expense promptly comply and cause the Premises to comply with all Laws applicable to Tenant’s particular use of the Premises (as opposed to those Laws generally applicable to commercial uses of real property for which the Project is zoned).

4.4                Rules and Regulations. Landlord may make, and Tenant shall comply, with all rules and regulations of the Building and the Project (the “Rules”) as Landlord may revise and enforce the Rules from time to time in Landlord’s sole discretion. The Rules are in addition to and shall not be construed to modify or amend this Lease in any way. The Rules as of the date of this Lease are set forth in Exhibit D and are incorporated herein by reference.

4.5                Parking. Landlord grants Tenant and Tenant’s customers, suppliers, employees and invitees, a non-exclusive license to use the parking areas designated on the Project Site Plan, if any, for the parking of employee motor vehicles  and company fleet delivery vehicles during the Term of this Lease. At no time shall Tenant and its agents and visitors use more than the maximum number of parking spaces shown in Section 1.10 above. Landlord reserves the right at any time to grant similar non-exclusive rights to other tenants to use the parking areas, to promulgate rules and regulations relating to the use of such parking areas, including reasonable restrictions on parking by tenants and employees, to make changes in the parking layout from time to time, and to establish reasonable time limits on parking..

SECTION 5. OPERATING EXPENSES AND TAXES

5.1                Operating Expenses. For purposes of this Lease, the term “Operating Expenses” shall mean all expenses paid or incurred by Landlord (or on Landlord’s behalf) as reasonably determined by Landlord as necessary or appropriate for the operation, maintenance, repair, and management of the Project and the Common Areas thereon, including without limitation: (a) salaries, wages and benefits of employees of Landlord engaged in the repair, operation and maintenance of the Project and Common Areas thereon; (b) payroll taxes, workers’ compensation insurance, uniforms and related expenses for such employees; (c) the cost of all gas, utilities, sewer charges and other services furnished to the Project (as opposed to those furnished to any individual tenant of the Project); (d) the cost of maintaining and repairing the Project and Common Areas, including, without limitation, the parking areas and roof; (e) the cost of all comprehensive general liability and “special form” and “all risk” casualty insurance carried by Landlord, insuring the Common Areas and the Project; (f) the cost for rental of all supplies and tools necessary for the maintenance and repair of the Project and Common Areas; (g) the cost of capital improvements and remodelings of the Project, the cost of which shall be amortized (with interest on the unamortized balance at a commercially reasonable rate, as determined by Landlord) over the useful life of the improvements or remodelings and in accordance with generally accepted accounting principles as reasonably estimated by Landlord;

© Commercial Association of Brokers Oregon/SW Washington (2/05) (Rev. 04/12) MULTI-TENANT NET LEASE (BUSINESS PARK - OR) ALL RIGHTS RESERVED	Please Initial: ____________ ____________ Tenant Landlord

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(h) alterations and improvements to the Project and Common Areas (as opposed to those provided for the exclusive benefit of any individual tenant of the Project) made by reason of laws and requirements of any public authority or the requirements of any insurance body, but excluding any such alteration or improvement that is included in Landlord’s obligation to deliver the Premises, Building, Common Areas and Project in compliance with law, as set forth in Section 4.3 above; (i) management fees paid to a third party, or if no managing agent is employed by Landlord, Landlord shall be entitled to charge a reasonable management fee which is not in excess of five percent (5%) of the total of Gross Rent; (j) reasonable legal, accounting and other professional fees incurred in connection with the operation, maintenance and management of the Project, Common Areas and Building; (k) the cost of landscape and parking area maintenance, repair; (l) janitorial and cleaning supplies and services; and (m) all other charges properly allocable to the operation, repair, maintenance, management, and replacement of the Project, Common Areas and Building in accordance with generally accepted accounting principles.

5.2                Taxes. The term “Taxes” shall include: (a) all real and personal property taxes, charges, rates, duties and assessments (including local improvement district assessments) levied or imposed by any governmental authority with respect to the Project or any portion thereof, and any improvements, fixtures and equipment located therein or thereon, and with respect to all other property of Landlord, real or personal, located in or on the Project or any portion thereof, and used in connection with the operation of the Project or any portion thereof; (b) any tax in lieu of or in addition to, or substitution of a real property tax; and (c) any tax or excise levied or assessed by any governmental authority on the Rent payable under this Lease or Rent accruing from the use of the Project or any portion thereof, provided that this shall not include federal or state, corporate or personal income taxes. If Landlord receives a refund of Taxes, then Landlord shall credit such refund, net of any professional fees and costs incurred by Landlord to obtain the same, against the Taxes for the Lease Year to which the refund is applicable or the current Lease Year, at Landlord’s option. Notwithstanding the foregoing, Tenant shall pay before delinquency all taxes, assessments, licenses, fees and charges assessed, imposed or levied on: (i) Tenant’s business operations; (ii) all trade fixtures; (iii) leasehold improvements; (iv) merchandise; and (v) other personal property in or about the Premises.

5.3                Written Statement of Estimate. Prior to the Lease Commencement Date, Landlord shall furnish Tenant with a written statement setting forth Landlord’s estimate of the cost of Operating Expenses and Taxes and Tenant’s Proportionate Share thereof for the first Lease Year. Thereafter, prior to the commencement of each Lease Year after the first Lease Year or as soon thereafter as reasonably possible (but in no event later than 90 days after the commencement of the Lease Year), Landlord shall furnish Tenant with a written statement setting forth the estimated cost of Operating Expenses and Taxes and Tenant’s Proportionate Share thereof for the next Lease Year. Tenant shall pay to Landlord as Additional Rent commencing on the Lease Commencement Date, and thereafter on the first day of each calendar month, an amount equal to one-twelfth (1/12th) of the amount of Tenant’s Proportionate Share of the estimated cost of Operating Expenses and Taxes, as shown in Landlord’s written statement for that Lease Year. In the event Landlord fails to deliver said written estimate, Tenant shall continue to pay to Landlord an amount equal to one-twelfth (1/12th) of Tenant’s Proportionate Share of the estimated cost of Operating Expenses and Taxes for the immediately preceding Lease Year until Landlord does furnish the written estimate. Upon receipt of such written estimate, Tenant shall pay an amount equal to the difference between Tenant’s Proportionate Share of the estimated cost of Operating Expenses and Taxes for the expired portion of the current Lease Year and Tenant’s actual payments during such time, and any payments by Tenant in excess of Tenant’s Proportionate Share of the estimated cost of Operating Expenses, Taxes and Insurance shall be credited to the next due payment of Rent from Tenant. Landlord reserves the right, from time to time, to adjust the estimated cost of Operating Expenses and Taxes, and Tenant shall commence payment of one- twelfth (1/12th) of such revised estimate on the first (1st) day of the month following receipt of the revised estimate.

© Commercial Association of Brokers Oregon/SW Washington (2/05) (Rev. 04/12) MULTI-TENANT NET LEASE (BUSINESS PARK - OR) ALL RIGHTS RESERVED	Please Initial: ____________ ____________ Tenant Landlord

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5.4                Final Written Statement. Within one hundred twenty (120) days after the close of each Lease Year during the Term, Landlord shall deliver to Tenant a written statement (the “Operating Statement”) setting forth Tenant’s Proportionate Share of the actual cost of Operating Expenses and Taxes for the Project for the preceding Lease Year for each such item. In the event Tenant’s Proportionate Share of the actual cost of Operating Expenses and Taxes for the preceding Lease Year is greater than the amount paid by Tenant for such Operating Expenses and Taxes, Tenant shall pay the amount due to Landlord as Additional Rent within thirty (30) days after receipt by Tenant of such statement. In the event Tenant’s Proportionate Share of the actual cost of Operating Expenses and Taxes for the preceding Lease Year is less than the amount paid by Tenant for such Operating Expenses and Taxes, then Landlord shall, at Landlord’s election, either: (a) pay the amount of Tenant’s overpayment to Tenant within thirty (30) days following the date of such statement; or (b) apply such overpayment to Tenant’s next Rent payment, reimbursing only the excess over such next Rent payment, if any. If a Lease Year ends after the expiration or termination of this Lease, any Additional Rent in respect thereof that is payable under this Section shall be paid by Tenant within ten (10) days of its receipt of the Operating Statement for such Lease Year, and any Additional Rent paid by Tenant in excess of the amount due under this Lease for the portion of the Lease Year after expiration or termination of this Lease shall be refunded by Landlord to Tenant within ten (10) days of the expiration of that Lease Year. The late delivery of any written statement by Landlord shall not constitute a waiver of Tenant’s obligation to pay Tenant’s Proportionate Share of Operating Expenses and Taxes, but Landlord shall use reasonable efforts to deliver such written statements as soon as reasonably possible after the commencement of each Lease Year.

5.5                Tenant Examination. The Operating Statement shall contain sufficient detail to enable Tenant to verify the calculation of Operating Expenses and Taxes for the Premises. In addition, Tenant, upon at least five (5) days advance written notice to Landlord and during business hours, may examine any records used to support the figures shown on the Operating Statement, provided however, that Tenant shall only be entitled to make such an examination once in each Lease Year for the immediately preceding calendar year, which request must be delivered within ninety (90) days after the date Landlord’s annual Operating Statement is delivered to Tenant (and if Tenant fails to object in writing to specific Operating Expenses and Taxes within such 90-day period, Tenant shall be deemed to have approved the same and to have waived the right to object to such calculations). Such Tenant examination shall not be conducted by anyone who is engaged on a contingent fee basis to represent Tenant. If a Tenant examination discloses that Tenant has overpaid Tenant’s share of Operating Expenses, Landlord shall give Tenant credit against the next payment(s) of Operating Expenses due in such amount, or if the Lease is at the end of the Term, refund such amount to Tenant. Tenant shall pay all costs and expenses of the examination unless the examination discloses that Landlord has overcharged Operating Expenses by more than five percent (5%), in which case Landlord shall pay the costs and expenses of the examination. Tenant hereby agrees to: (a) keep the results of any such audit confidential, except that Tenant may disclose such information to its accountants, legal advisors or as otherwise required by law; and (b) require Tenant’s auditor and its employees and each of their respective attorneys and advisors likewise to keep the results of such audit confidential.

5.6                Tenant’s Proportionate Share. The area of the Premises provided for in Section 1.6, above, is deemed accurate, and Tenant shall not be authorized to cause any re-measurement of such area. With respect to Operating Expenses and Taxes that Landlord allocates to the Building, Tenant’s Proportionate Share (Building) shall be the percentage set forth in Section 1.7, as adjusted by Landlord from time to time resulting from a re- measurement of or changes in the physical size of the Building, whether such changes in size are due to an addition to or a sale or conveyance of a portion of the Building or otherwise. With respect to Operating Expenses and Taxes which Landlord allocates to the Project or any portion thereof, Tenant’s Proportionate Share (Project) shall be with respect to Operating Expenses and Taxes that Landlord allocates to the Project or any portion thereof, the percentage set forth in Section 1.8 and as adjusted by Landlord from time to time resulting from a re-measurement of or changes in the physical size of the Project, whether such changes in size are due to an addition to or a sale or conveyance of a portion of the Project or otherwise. Notwithstanding the foregoing, Landlord may equitably adjust Tenant’s Proportionate Share for all or part of any item of expense or cost reimbursable by Tenant that relates to an operation, maintenance, repair, management or service that benefits only the Premises or only a portion of the Building and/or the Project or that varies with the occupancy with the Building and/or the Project.

© Commercial Association of Brokers Oregon/SW Washington (2/05) (Rev. 04/12) MULTI-TENANT NET LEASE (BUSINESS PARK - OR) ALL RIGHTS RESERVED	Please Initial: ____________ ____________ Tenant Landlord

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SECTION 6. MAINTENANCE AND REPAIR.

6.1                Landlord Repairs. Landlord shall repair, maintain and/or replace, where necessary, the Common Areas and the structural components of the Building including, without limitation, the foundations, exterior walls, roof structure and membrane, as well as the downspouts and gutters, and all systems serving the Premises and the Building such as mechanical, electrical, storm sewer, plumbing, sanitary sewer and the HVAC system serving the Building (excluding therefrom the exterior and interior windows, doors, plate glass and storefronts and, except for reasonable wear and tear, any damage thereto caused by any negligent or intentional act or omission of Tenant or its employees, agents, invitees, licensees, contractors or subtenants, damage or destruction caused by any casualty not required to be repaired under Section 11 and any condemnation or taking of the Building, the Project or any portion of or interest therein governed by Section 12) and costs and expenses related thereto shall be deemed an Operating Expense . Except in the event of an emergency, Tenant expressly waives the benefits of any statute now or later in effect that would otherwise give Tenant the right to make repairs at Landlord’s expense and deduct that cost from Rent owing to Landlord.

6.2	Tenant’s Repairs. Except as set forth in Section 6.1 above, Tenant shall:

(a)                  Maintain all portions of the Premises and fixtures situated within the Premises in good order and repair;

(b)                  Maintain, repair and replace, if necessary, all special equipment, and decorative treatments installed by or at Tenant’s request and that serve the Premises;

(c)                 Make all necessary repairs and replacements to all portions of the Premises and pay Landlord upon demand for the repairs or replacements to the Premises, Building and/or the Project to the extent that such repairs or replacements are required as a result of the negligent or intentional acts or omissions or any breach of this Lease by Tenant, its employees, contractors, agents, or invitees; and

(d)	Not commit waste to the Premises, Building, Common Area or Project or any part thereof.

6.3                Liability. Landlord shall not be liable for any failure to maintain and repair the Premises as required under Section 6.1 unless Tenant delivers written notice of such failure to Landlord and Landlord fails to perform such maintenance or repair in a commercially reasonable time and manner. Landlord may erect scaffolding and other apparatus necessary to make repairs or alterations to the Premises. So long as Landlord uses commercially reasonable efforts to minimize interference with Tenant’s business, Tenant shall have no claim against Landlord for any interruption or reduction of services or interference with Tenant’s occupancy because of repairs or maintenance performed by Landlord to the Premises.

SECTION 7. ALTERATIONS.

Without first having obtained Landlord’s prior written consent, which will not be unreasonably withheld, Tenant shall not make any alterations, additions, or improvements to the Premises: (a) for which any governmental permit is required; or (b) that modify any structural, mechanical, electrical, roofing, or plumbing component of the Building; or (c) that cost more than $10,000. If Landlord consents in writing to any proposed alteration of the Premises, Tenant shall: (i) only contract with a Landlord-approved contractor for the performance of such alterations, which approval will not be unreasonably withheld; (ii) comply with all applicable Laws and obtain all necessary governmental permits and approvals and deliver copies thereof to Landlord; and (iii) cause all alterations to be completed promptly in compliance with Landlord-approved plans and specifications with all due diligence in a good and workmanlike manner. Except for removable machinery and unattached movable trade fixtures, all improvements, alterations, wiring, cables or conduit installed by Tenant shall immediately become part of the Premises, with title vested in Landlord. If stated in writing at the time Landlord approves the installation, Landlord may require that Tenant remove any such improvements, alterations, wiring, cables or conduit installed by or for Tenant and restore the Premises to good condition and repair upon expiration or earlier termination of this Lease. Landlord may post notices of nonresponsibility in connection with any work being performed in the Premises by or at the request of Tenant. Tenant shall not permit any liens to attach to the Building or Tenant’s interest in the Premises as a result of any work performed by or at Tenant’s request.

© Commercial Association of Brokers Oregon/SW Washington (2/05) (Rev. 04/12) MULTI-TENANT NET LEASE (BUSINESS PARK - OR) ALL RIGHTS RESERVED	Please Initial: ____________ ____________ Tenant Landlord

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SECTION 8. UTILITIES AND SERVICES.

8.1                General. Tenant shall comply with all Laws concerning the use or reduction of use of utilities in the Premises. Tenant shall pay all charges for electricity, water, gas, telephone and other utility services furnished to the Premises during the Term and for all inspections, governmental fees and other like charges associated therewith. Landlord makes no representation or warranty whatsoever as to the types, quantities, availability or costs of any and all utility services for the Building.

8.2                Interruption of Service. Unless caused by the active negligence or willful misconduct of Landlord, interruption of any service or utility shall not render Landlord liable to Tenant for damages, relieve Tenant from performance of Tenant’s obligations under this Lease or be deemed an eviction or disturbance of Tenant’s use and possession of the Premises. Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to cure any interruption of service or utility and if Landlord fails to exercise such commercially reasonable efforts Tenant shall have those rights specified in Section 14.4 of this Lease. Tenant shall install surge protection systems for power provided to the Premises, and Tenant releases Landlord from all liability for any damage caused by any electrical surge.

SECTION 9. SIGNS AND OTHER INSTALLATIONS.

Without Landlord’s written consent and Landlord’s approval as to design, size, location, and color (which approval will not be unreasonably withheld), no signs, awnings, banners, placards, or other like items shall be painted on or attached to the Premises or the Building, or placed on any glass or woodwork of the Premises or positioned so as to be visible from outside the Premises, including any window covering (e.g., shades, blinds, curtains, drapes, screens, or tinting materials). All signs installed by Tenant shall comply with Landlord’s reasonable standards for signs and all applicable codes and all such installation shall be at Tenant’s sole cost. All signs and sign hardware shall be removed by Tenant, at Tenant’s sole cost and expense, upon termination of this Lease with the sign location restored to its former state unless Landlord elects to retain all or any portion thereof. Tenant may not install any alarm boxes, foil protection tape or other security equipment on the Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld. Any material violating this provision may be removed and disposed of by Landlord without compensation to Tenant, and, upon demand, Tenant shall reimburse Landlord for the cost of such removal. Notwithstanding the foregoing, Landlord, at Landlord’s cost, shall provide Tenant with Building-standard signage located adjacent to the entry doorway of the Premises and on the Building directory.

SECTION 10. INSURANCE AND INDEMNITY.

10.1 Tenant’s Insurance. Tenant shall, at Tenant’s expense, obtain and keep in force during the Term and any extensions or renewals:

(a)                 Commercial general liability insurance providing coverage written on an occurrence basis and applying to the use and occupancy of the Premises with limits of not less than Two Million Dollars ($ 2,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate. Unless otherwise approved by Landlord in writing: (i) such liability insurance shall be written on a form that is no less broad than ISO form CG 00 01; (ii) Landlord, any lender of Landlord, and Landlord’s managing agent, if any, shall be named as additional insureds with coverage no less broad than that provided under ISO form CG 20 11 designating both the Premises and the Common Area as the covered premises. Additionally, such policy shall insure the liability of Tenant under Section 10.3 of this Lease.

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(b)                 A “causes of loss-special form” or “all risk” property insurance policy with a sprinkler damage endorsement covering Tenant’s personal property, inventory, alterations, fixtures, equipment, plate glass and leasehold improvements located on or in the Premises, in an amount not less than one hundred percent (100%) of their actual replacement value, providing coverage for risk of direct physical loss or damage including sprinkler leakage, vandalism and malicious mischief. Coverage under such policy shall be no less broad than that provided under ISO form CP 10 30. Landlord shall have no claim to such proceeds.

(c)                 Workers’ compensation insurance and other forms of insurance as may from time to time be required by law or may otherwise be necessary to protect Landlord and the Premises from claims of any person who may at any time work on the Premises, whether as a servant, agent, or employee of Tenant or otherwise. Further, Tenant shall use commercially reasonable efforts to cause Tenant’s agents, contractors, or subcontractors to keep and maintain the insurance contemplated in this Section 10.1(c).

All insurance and endorsements contemplated under this Section 10.1 shall: (i) be issued by insurance companies licensed and admitted to issue policies in the State of Oregon; (ii) unless otherwise approved by Landlord in writing, be issued by insurance companies having a financial rating of “B+” or better under the A.M. Best financial rating scheme; (iii) contain a provision that the insurance be primary and non-contributing with any other insurance available to Landlord; and (iv) not include any self-insured retention. Within five (5) days of the Lease Commencement Date, Tenant shall deliver to Landlord a certificate evidencing such insurance that shall require no less than thirty (30) days prior written notice to Landlord prior to any cancellation or material change. No later than thirty (30) days prior to expiration of any policy, Tenant shall deliver a renewal certificate to Landlord for such insurance policy. If Tenant fails to obtain and maintain insurance as required under this Section 10.1, Landlord may, but shall not be obligated to, obtain such insurance for Landlord’s own benefit and not for or on behalf of Tenant, and in such event, Tenant shall pay, as Additional Rent, upon demand, the premium for such insurance.

10.2             Landlord’s Insurance. During the Term, Landlord shall maintain in full force and effect a policy or policies of insurance covering the Building, which shall provide coverage against such risks as are commonly covered under a “causes of loss-special form” or “all risk” property insurance policy (including, in Landlord’s sole discretion, earthquake and/or flood coverage), together with loss of rents and secondary liability insurance and other insurance as Landlord deems reasonably necessary. Such insurance shall contain such policy limits and deductibles, shall be obtained through such insurance company or companies, and shall be in such form as Landlord deems appropriate, and shall provide coverage for one hundred percent (100%) of the replacement value of the Building. All insurance proceeds payable under Landlord’s casualty insurance carried hereunder shall be payable solely to Landlord, and Tenant shall have no interest therein. Within thirty (30) days of receipt of a billing therefor, Tenant shall pay to Landlord, as Additional Rent, an amount equal to Tenant’s Proportionate Share (Building) of all amounts paid by Landlord as set forth in this Section 10.2.

10.3. Tenant’s Indemnity. Tenant shall indemnify, defend, and hold harmless Landlord and its managing agents and employees from any claim, liability, damage, or loss, or any cost or expense in connection therewith (including reasonable attorney fees), arising out of: (a) any damage to any person or property occurring in, on or about the Premises, the Building, the Common Areas, and the Project as the result of the negligence or willful misconduct of Tenant, its employees, contractors, agents or invitees; and/or (b) Tenant’s material breach or violation of any term of this Lease. The provisions of this Section 10.3 shall survive the termination or expiration of this Lease.

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10.4 Landlord’s Indemnity. Landlord shall indemnify, defend, and hold harmless Tenant from any claim, liability, damage, or loss, or any cost or expense in connection therewith (including reasonable attorney fees), arising out of: (a) any damage to any person or property occurring in, on or about the Premises, the Building, the Common Areas and the Project as the result of the negligence or willful misconduct of Landlord, its employees, contractors, agents or invitees; and/or (b) Landlord’s material breach or violation of any term of this Lease. The provisions of this Section 10.4 shall survive the termination or expiration of this Lease.

SECTION 11. FIRE OR CASUALTY.

11.1	Major Damage.

(a)                 Landlord may elect to terminate this Lease by notice in writing to Tenant within thirty (30) days after damage to the Building by fire or other casualty: (i) which causes any substantial portion of the Building to be unusable; (ii) the repair of which will cost more than twenty-five percent (25%) of the replacement value of the Building; or (iii) which is not required under this Lease to be covered by insurance.

(b)                 Tenant may elect to terminate this Lease by notice in writing to Landlord within thirty (30) days after damage to the Premises by fire or other casualty, which causes any substantial portion of the Premises to be unusable.

(c)                 If neither Landlord nor Tenant terminates this Lease after any fire or other casualty referenced in Sections 11.1(a) or (b), or if damage occurs to the Building which is not referenced in Sections 11.1(a) or (b), Landlord shall promptly restore the Building to the condition existing immediately prior to such damage, and this Lease shall continue in full force and effect. In the event of any damage to the Building by fire or other casualty, Tenant shall promptly repair and restore all tenant improvements or alterations installed or paid for by Tenant or pay the cost of such restoration to Landlord if Landlord performs such restoration. In the event the Building is damaged by any casualty, Rent shall be reduced in proportion to the unusable portion of the Building from the date of damage until the date restoration work to the Building is substantially complete. Disputes between Tenant and Landlord under this Section 11.1 shall be resolved by arbitration as provided in Section 21 below.

11.2             Waiver of Subrogation. Landlord and Tenant each hereby releases and waives any and all rights to recover from or proceed against the other party and its employees, agents and contractors, for loss or damage to any property of the releasing party or any person claiming through the releasing party arising from any cause required to be insured against by the releasing party under this Lease. Landlord and Tenant shall each cause their insurance policies to contain a waiver of subrogation provision consistent with the foregoing.

SECTION 12. EMINENT DOMAIN.

If any portion of the Building or a substantial portion of the Premises shall be permanently taken under any right of eminent domain, or any transfer in lieu thereof (the “Taking”) and such Taking renders the Premises in the reasonable opinion of Tenant or Landlord unsuitable for Tenant’s use, then either party may terminate this Lease by giving thirty (30) days prior written notice to the other party, and such termination shall be effective on the date possession of the Building, Premises or portion of either is delivered to the condemning authority. Disputes between Tenant and Landlord under this Section 12 shall be resolved by arbitration as provided in Section 21 below. If this Lease is not so terminated, Landlord shall repair and restore the Premises as close as practicable to its condition prior to the Taking, and this Lease shall continue, but, commencing with the date on which Tenant is deprived of the use of any portion of the Premises or of any rights under this Lease, Base Rent shall be proportionately abated or reduced, based on the extent to which Tenant’s use of the Premises is impaired. Any and all awards payable by the condemning authority in connection with a Taking shall be the sole property of Landlord; provided, however, that nothing contained herein shall prevent Tenant from prosecuting a separate claim against the condemning authority for Tenant’s damages arising out of the Taking, so long as that award does not diminish the award that Landlord would otherwise be entitled to as a result of the Taking.

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SECTION 13. ASSIGNMENT AND SUBLETTING.

Tenant shall not assign or encumber its interest under this Lease or sublet all or any portion of the Premises without having first provided thirty (30) days written notice to Landlord and thereafter obtained Landlord’s written consent. Tenant shall deliver written notice of Tenant’s desire to assign or sublet all or any portion of the Premises and such notice shall include a recent signed and certified financial statement (audited, if available) and a statement of the intended use for such proposed assignee or subtenant. So long as any proposed subtenant or assignee is compatible with Landlord’s reasonable credit and use standards for the Premises, Landlord’s consent shall not be unreasonably withheld. Notwithstanding the foregoing, Landlord’s consent shall not be required if such assignment or subletting is in connection with an entity that is an affiliate or subsidiary of Tenant or with a merger or change in control of Tenant. No assignment shall relieve Tenant of its obligation to pay rent or perform other obligations required by this Lease during the Initial Term (and any renewal periods), and no consent to one assignment or subletting shall be a consent to any further assignment or subletting. Tenant shall reimburse Landlord for any costs incurred in connection with a proposed assignment or subletting, including reasonable attorney fees in an amount not to exceed $1,500. If Landlord consents to a proposed assignment, and any consideration is paid to the assigning Tenant, the assigning Tenant shall promptly pay to Landlord one-half (1/2) of any net consideration resulting from such transaction received by Tenant. If Landlord consents to a proposed sublease, and the rent under such sublease arrangement (the “Sub-Rent”) is greater than the Rent under this Lease, Tenant shall promptly pay to Landlord one-half of the difference between the Sub-Rent and the Rent.

SECTION 14. DEFAULT.

14.1	Events of Default. Each of the following shall be an “Event of Default” by Tenant under this Lease:

14.1.1        Failure by Tenant to pay Rent or any other charge due under this Lease within ten (10) days after receipt of written notice from Landlord that the same is then due, provided, however, that Landlord shall not be required to provide such written notice more than two (2) times in any twelve (12) month period.

14.1.2        Other than as set forth in Section 14.1.1 and Sections 14.1.3 through 14.1.6 below, failure by Tenant to comply with any other obligation of this Lease, including, without limitation, Section 6.2, within ten (10) days following written notice from Landlord specifying the failure (except in the case of emergency, in which event Landlord shall only be required to give such notice as is reasonable under the circumstances); provided, however, that if the nature of Tenant’s default requires more than ten (10) days to correct, Tenant shall not be deemed in default of this Lease so long as Tenant commences the cure of such failure within such ten (10)-day period and thereafter, proceeds in good faith and with all diligence to complete such cure as soon as possible but in no event later than ninety (90) days after the date of Landlord’s notice of default. Subject to this Section 14.1.2, if Tenant fails to perform Tenant’s obligations under Section 6.2, Landlord may enter upon the Premises, perform the obligations on Tenant’s behalf, and recover the cost of performance, together with interest at the rate of twelve percent (12%) per year, as Additional Rent payable by Tenant with the next installment of Rent, provided, that such rate shall not exceed the maximum rate then allowed by law.

14.1.3	Tenant fails to occupy the Premises within twenty (20) days after notice from Landlord.

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14.1.4	Assignment or subletting by Tenant in violation of Section 13.

14.1.5      Tenant’s failure to execute and deliver to Landlord the documents described in Sections 18 or 23 within ten (10) days of written notice from Landlord.

14.1.6      Tenant’s insolvency, business failure or assignment for the benefit of its creditors. Tenant’s commencement of proceedings under any provision of any bankruptcy or insolvency law or failure to obtain dismissal of any petition filed against it under such laws within the time required to answer; or the appointment of a receiver for all or any portion of Tenant’s properties or financial records.

14.2             Remedies for Default. Upon the occurrence of an Event of Default described in Section 14.1, Landlord may exercise the following remedies as well as any other remedies at law or in equity, by statute or as set forth in this Lease:

14.2.1        Landlord may terminate this Lease, reserving all rights to damages resulting from Tenant’s breach. Whether or not Landlord terminates this Lease, Landlord may retake possession of the Premises and any relet or use of the Premises by Landlord shall not be deemed a surrender or waiver of Landlord’s right to damages. If Landlord retakes possession of the Premises, Landlord’s mitigation efforts shall be deemed sufficient if Landlord follows commercially reasonable procedures and otherwise complies with Law.

14.2.2        Tenant shall be liable to Landlord for all damages caused by Tenant’s default, including, but not limited to, an amount equal to all unpaid and future Rent, lease commissions incurred for this Lease, and the unamortized cost of all improvements to the Premises installed or paid for by Landlord. Landlord may periodically sue Tenant to recover damages as they accrue, and no action therefor shall bar a later action for damages accruing thereafter. Landlord may elect in any one action to recover both accrued damages as well as damages attributable to the remaining Term of the Lease. Any damages attributable to the remaining Term of the Lease shall be equal to the difference between the Rent under this Lease and fair market rental value of the Premises (including Additional Rent) for the remainder of the Term, discounted at the prevailing interest rate on judgments to the date of the judgment.

14.3             Landlord’s Right To Cure Default. Landlord may, but shall not be obligated to, make any payment or perform any obligation under this Lease that Tenant has failed to perform, as and when required hereunder, following advance written notice to Tenant. Tenant shall pay Landlord for all expenditures and costs incurred by Landlord in performing any obligation of Tenant, upon demand, with interest thereon at the rate of one and one half percent per month (1 ½%), but in no event at a rate in excess of that allowed by Law. Landlord’s right to cure any Tenant default is for the sole protection of Landlord and in no event shall Tenant be released from any obligation to perform Tenant’s obligations and covenants under this Lease. The contents of this Section shall not be deemed a waiver by Landlord of any other right that Landlord may have arising from any default of this Lease by Tenant, whether or not Landlord exercises its rights under this Section.

14.4             Landlord’s Default. Landlord shall not be deemed to be in default of the performance of any obligation required to be performed by Landlord hereunder unless and until Landlord fails to perform such obligation within twenty (20) days after written notice by Tenant to Landlord specifying the nature of Landlord’s alleged default; provided, however, that if the nature of Landlord’s alleged default is such that more than twenty (20) days are required for its cure, then Landlord shall not be deemed to be in default if Landlord shall commence such performance within such twenty (20)-day period and thereafter proceeds in good faith and with diligence to complete such cure as soon as possible, but in no event later than ninety (90) days after the date of Tenant’s notice of default. If Landlord fails to timely cure any default under this Lease, Tenant shall have such rights and remedies provided at law and in equity.

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SECTION 15. NOTICES.

Unless otherwise specified, any notice required or permitted in, or related to this Lease must be in writing and signed by the party giving the notice. Any notice will be deemed delivered: (a) when personally delivered; (b) when delivered by electronic mail transmission (in either case, with confirmation of delivery); (c) on the day following delivery of the notice by reputable overnight courier; or (d) on the day following delivery of the notice by mailing by certified or registered U.S. mail, postage prepaid, return receipt requested; and in any case shall be sent to the applicable party at its address as set forth in Section 1.2 for Tenant and Section 1.3 for Landlord. Addresses for notices may be changed from time to time by written notice to all other parties pursuant to this Section 15.

SECTION 16. LANDLORD ACCESS.

After reasonable notice to Tenant, Landlord may enter upon the Premises with its passkey or other reasonable means to assess compliance with this Lease, perform required or necessary maintenance, repairs, alterations or services to the Building or the Premises, show the Premises to potential buyers of the Building and post appropriate notices and signs, and during the last three (3) months of the Term, show the Premises to any potential tenant. Except in case of emergency, all entry to the Premises shall be at times and in a manner so as to minimize interference with Tenant’s use of the Premises.

SECTION 17. CONVEYANCE BY LANDLORD

If the Premises is sold or otherwise conveyed by Landlord or any successor, so long as Tenant is not in default beyond any applicable cure period, Landlord shall cause such successor to recognize Tenant’s rights hereunder, and Tenant shall attorn to the buyer or transferee and recognize that party as the landlord under this Lease. If the buyer or transferee assumes all obligations of Landlord under this Lease accruing thereafter, Landlord shall be deemed released of all further liability to Tenant under this Lease.

SECTION 18. SUBORDINATION, ATTORNMENT ANDNON-DISTURBANCE.

Without the need for further documentation, this Lease shall be subject and subordinate to any existing deeds of trust, mortgages, ground lease, master lease or land sale contracts and any amendment or modification thereof, now existing or hereafter recorded against the Premises (collectively, the “Encumbrances”). Tenant shall execute all documents reasonably requested by Landlord or the holder of an Encumbrance to confirm such subordination; provided, however, that this Lease shall only be subordinate to any future Encumbrance, or modification thereof, if the holder of that Encumbrance executes a non-disturbance agreement reasonably satisfactory to Tenant by which the holder of such Encumbrance recognizes Tenant’s rights under this Lease unless Tenant is in default beyond any applicable cure period. If any Encumbrance is foreclosed, Tenant shall attorn to such buyer, and this Lease shall continue in full force and effect.

SECTION 19. SURRENDER; HOLDOVER.

19.1             Surrender. Upon expiration or earlier termination of this Lease, Tenant shall surrender the Premises and the Building swept and free of debris, with carpeted areas vacuumed and in good and serviceable condition, subject to ordinary wear and tear. Tenant shall remove all of its personal property and, if requested by Landlord in accordance with Section 7 above, any conduits, wiring, cables or alterations installed by Tenant, and in any case, shall repair all damage to the Premises and the Building resulting from that removal. If Tenant fails to remove any such personal property or alterations, those items shall be deemed abandoned, and Landlord may remove or dispose of such items without liability to Tenant or others, and Tenant shall reimburse Landlord for the cost of such removal upon demand.

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19.2             Holdover. If Tenant fails to surrender the Premises and remove all its personal property as set forth herein, Landlord may either: (a) recognize Tenant as a tenant at sufferance which shall be terminable upon fifteen (15) days’ notice; (b) recognize Tenant as a month-to-month tenant; or (c) evict Tenant from the Premises and recover all damages resulting from Tenant’s wrongful holdover. For purposes of the preceding subjections (a) and (b), such tenancy shall be subject to all terms of this Lease, except that Rent shall be one hundred fifty percent (150%) of the total Rent for the last month being charged and all options or other rights regarding extension of the Term or expansion of the Premises shall automatically terminate.

SECTION 20. HAZARDOUS MATERIALS.

20.1             Generally. Neither Tenant nor Tenant’s agents or employees shall cause or permit any Hazardous Material, as hereinafter defined, to be brought upon, stored, used, generated, released into the environment, or disposed of on, in, under, or about the Premises or Building, except reasonable quantities of cleaning supplies and office supplies necessary to or required as part of Tenant’s business that are generated, used, kept, stored, or disposed of in a manner that complies with all laws regulating any such Hazardous Materials and with good business practices. Tenant covenants to remove from the Premises and the Building, upon the expiration or sooner termination of this Lease and at Tenant’s sole cost and expense, any and all Hazardous Materials brought upon, stored, used, generated, or released into the environment by Tenant, its agents, employees or invitees during the Term of this Lease. To the fullest extent permitted by law, Tenant hereby agrees to indemnify, defend, protect, and hold harmless Landlord, Landlord’s managing agent and their respective agents and employees, and their respective successors and assigns, from any and all claims, judgments, damages, penalties, fines, costs, liabilities, and losses that arise during or after the Term directly or indirectly from the use, storage, disposal, or release of Hazardous Materials by Tenant, its agents, employees or invitees on, in, or about the Premises or the Building which occurs during the Term of this Lease. To the fullest extent permitted by law, Landlord hereby agrees to indemnify, defend, protect and hold harmless Tenant, and its agents and employees and its respective successors and assigns, from any and all claims, judgments, damages, penalties, fines, costs, liabilities and losses that arise during or after the Term directly or indirectly from the use, storage, disposal, or release of Hazardous Materials by Landlord, its agents, employees, contractors or predecessors on, in or about the Premises or the Building. Tenant shall promptly notify Landlord of any release of Hazardous Materials in, on, or about the Premises or the Building that Tenant, or Tenant’s agents or employees, becomes aware of during the Term of this Lease, whether caused by Tenant, Tenant’s agents or employees, or any other persons or entities.

20.2             Definition. As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material, or waste which is or becomes regulated by any local governmental authority, the state of Oregon or the United States government. The term “Hazardous Material” includes, without limitation, any material or substance that is: (a) defined as a “hazardous waste,” “extremely hazardous waste,” “restricted hazardous waste,” “hazardous substance,” “hazardous material,” or “waste” under any federal, state or local law; (b) petroleum; and (c) asbestos. The provisions of this Section 20, including, without limitation, the indemnification provisions set forth herein, shall survive any termination of this Lease.

SECTION 21. DISPUTE RESOLUTION

No provision of, nor the exercise of any rights under, this Section 21 shall limit the right of Landlord to evict Tenant for default under this Lease, exercise self-help remedies or obtain provisional or ancillary remedies such as an injunction, receivership, attachment or garnishment. Subject to the preceding sentence, all claims, disputes and other matters in question between the parties to this Lease arising out of or relating to this Lease or the breach thereof, shall be decided by mandatory and binding arbitration in accordance with the rules of the Arbitration Service of Portland, Inc. (“ASP”) currently in effect unless the parties mutually agree otherwise. The following procedures shall apply:

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21.1             Demand for arbitration shall be filed in writing with the other party to this Lease and with the ASP. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

21.2             The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

21.3             All filing fees and ASP costs associated with the arbitration itself shall be paid for by the party who files the notice of arbitration; provided, however, that all such expenses shall be recovered by the filing party in the event said party prevails. Any issues regarding who is the prevailing party shall be determined by the arbitration panel. The prevailing party also shall recover from the non-prevailing party all attorneys’ fees and costs, including fees and costs for legal assistants and expert witnesses, and including all fees and costs incurred relative to any challenge or appeal of the arbitration award, or confirmation by a court of law.

SECTION 22. ATTORNEY FEES; WAIVER OF JURY TRIAL.

If suit or action is instituted in connection with any controversy arising out of this Lease, including any bankruptcy proceeding, the prevailing party shall be entitled to recover, in addition to costs, such sums as the court may adjudge reasonable as attorney fees in preparation for trial, at trial and on all appeals or petition for review arising out of such suit or action. If Landlord engages a collection agency to pursue any delinquent amounts owed by Tenant, Tenant shall pay all collection agency fees charged to Landlord, in addition to all other amounts payable under this Lease. Disputes between the parties which are to be litigated shall be tried before a judge without a jury and by initialing below, Landlord and Tenant hereby expressly waive any right to require that any dispute under this Lease be heard before a jury.

___________________	__________________
Tenant Initials	Landlord Initials

SECTION 23. ESTOPPEL.

At any time and from time to time upon not less than ten (10) days prior notice from either party, the other party will execute, acknowledge and deliver to the requesting party a certificate certifying whether or not this Lease is in full force and effect and unmodified, if there are any modifications, that the Lease is in full force and effect as modified; that Tenant is in possession of the Premises; the dates to which Rent has been paid in advance and the amount of any Security Deposit or prepaid Rent; and such other matters as may be reasonably requested. If either party fails to deliver a requested certificate within the specified time, such failure shall conclusively establish that the party from whom the certificate was requested confirms that the Lease is in full force and effect, without modification except as may be represented by the requesting party. The parties agree that any such certificate may be relied upon by any existing or prospective holder of an Encumbrance or any prospective transferee of this Lease or the Premises.

SECTION 24. QUIET ENJOYMENT.

Landlord warrants that so long as Tenant complies with all terms of this Lease, that Tenant shall have quiet and peaceful possession of the Premises free of disturbance by Landlord or others claiming by or through Landlord.

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SECTION 25. FORCE MAJEURE.

If the performance by either party of any provision of this Lease is prevented or delayed by any strikes, lockouts, labor disputes, acts of God, government actions, civil commotions, fire or other casualty, or other causes beyond the reasonable control of the party from whom performance is required, such party shall be excused from such performance for the period of time equal to the time of that prevention or delay. Notwithstanding the foregoing, neither party shall be relieved of their respective payment obligations under this Lease for such prevention or delay of less than sixty (60) days.

SECTION 26. BROKERS.

Each party represents that except for the broker(s) identified in the Lease Terms, neither party has had any dealings with any real estate broker, finder or other person with respect to this Lease. Landlord shall pay a leasing commission to the party(s) identified in Section 1.17 in accordance with a separate agreement by and between Landlord and the Landlord’s Agent. Landlord and Tenant each agree to indemnify and hold the other party harmless from and against any and all costs, expenses or liability for commissions or other compensation or charges claimed by or awarded to any broker or agent resulting from a breach of the representation set forth above in this Section 26.

SECTION 27. GOVERNING LAW.

This Lease shall be construed and interpreted and the rights of the parties determined in accordance with the laws of the state of Oregon (without reference to the choice-of-law provisions of Oregon law); provided further, that respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Lease, and as to those matters, the law of jurisdiction under which such entity derives its powers shall govern.

SECTION 28. NONWAIVER.

No delay by either party in promptly enforcing any right or remedy set forth in this Lease shall be deemed a waiver thereof, and that right or remedy may be asserted at any time after the delaying party becomes entitled to the benefit of such right or remedy notwithstanding such delay.

SECTION 29. CAPTIONS.

The Section headings of this Lease are for descriptive purposes only and in no way define, limit or describe the scope, intent or meaning of this Lease.

SECTION 30. CONSENT.

Except where otherwise specifically provided in this Lease to the contrary, whenever a party’s consent or approval is required under this Lease, such party shall not unreasonably withhold, condition or delay its consent or approval.

SECTION 31. LIMITATION ON LIABILITY.

Notwithstanding anything to the contrary in this Lease, except to the extent of the negligence or willful misconduct of Landlord and its agents and employees, Tenant hereby releases Landlord, its agents and employees from: (a) damage to Tenant’s property; and (b) damage arising out of the acts, including criminal acts, of third parties.

© Commercial Association of Brokers Oregon/SW Washington (2/05) (Rev. 04/12) MULTI-TENANT NET LEASE (BUSINESS PARK - OR) ALL RIGHTS RESERVED	Please Initial: ____________ ____________ Tenant Landlord

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SECTION 32. TIME OF THE ESSENCE AND HOLIDAYS.

Time is of the essence of each and every provision hereof. If the final date of any period of time set forth herein occurs on a Saturday, Sunday or legal holiday, then in such event, the expiration of such period of time shall be postponed to the next day which is not a Saturday, Sunday or legal holiday.

SECTION 33. COMPLETE AGREEMENT; NO IMPLIED COVENANTS; SEVERABILITY; DRAFTING.

This Lease and the attached Exhibits and schedules, if any, contain the entire agreement of Landlord and Tenant concerning the Premises, Building, Project, and Common Areas, and all prior written and oral agreements and representations between the parties are void. LANDLORD AND TENANT AGREE THAT THERE ARE NO IMPLIED COVENANTS OR OTHER AGREEMENTS BETWEEN THE PARTIES EXCEPT AS TO THE PARTIES’ RESPECTIVE IMPLIED COVENANTS OF GOOD FAITH AND FAIR DEALING AND AS OTHERWISE EXPRESSLY SET FORTH IN THIS LEASE. Neither Landlord nor Tenant is relying on any representations of the other party or such party’s agents, except those expressly set forth herein. If any provision of this Lease is held to be invalid or unenforceable, the validity and enforceability of the other provisions of this Lease shall not be affected. All provisions of this Lease have been negotiated at arm's length and this Lease shall not be construed for or against any party by reason of the authorship or alleged authorship of any provision hereof.

SECTION 34. SUCCESSORS.

Subject to Section 13, this Lease shall bind and inure to the benefit of the parties, their respective heirs, successors, and permitted assigns.

IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Lease:

LANDLORD: Schmitt Industries Inc

By: ______________________
Title: _____________________
Date: _____________________

TENANT: Humboldt Street Collective, LLC

By: ______________________
Title: _____________________
Date: _____________________

THIS DOCUMENT AND ANY ATTACHMENTS HERETO HAVE BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR REVIEW AND APPROVAL PRIOR TO SIGNING. NO REPRESENTATION OR RECOMMENDATION IS MADE BY COMMERCIAL ASSOCIATION OF BROKERS OR BY THE REAL ESTATE LICENSEES INVOLVED WITH THIS DOCUMENT AND ANY ATTACHMENTS HERETO AS TO LEGAL SUFFICIENCY OR TAX CONSEQUENCES. THIS FORM SHOULD NOT BE MODIFIED WITHOUT SHOWING SUCH MODIFICATIONS BY REDLINING, INSERTION MARKS, EXHIBITS OR ADDENDA.

© Commercial Association of Brokers Oregon/SW Washington (2/05) (Rev. 04/12) MULTI-TENANT NET LEASE (BUSINESS PARK - OR) ALL RIGHTS RESERVED	Please Initial: ____________ ____________ Tenant Landlord

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EXHIBIT A

Legal Description of the Project

That part of Block 1, INDUSTRIAL CENTER, in the City of Portland, County of Multnomah and State of Oregon, lying South of the north line of the D. Balch Donation Land Claim;

EXCEPTING THEREFROM that portion thereof described in deed to Industrial Metals Co., an Oregon corporation, recorded October 2, 1956, in Book 1808, page 392, Deed Records, and being more particularly described as follows: Beginning at an iron pipe at the northwest corner of the William Blackistone DLC, thence North 89°22’ West 257.36 feet to an iron pipe, said iron pipe being in the west line of Block 1, INDUSTRIAL CENTER: thence South 0°38’ West 115 feet along the said west line of said Block 1; thence South 89°22’ East 258.86 feet to an iron pipe, said iron pipe being on the east line of the aforesaid Block 1; thence North 0°7’ West 115 feet to the point of beginning.

ALSO EXCEPTING THEREFROM any portion thereof lying within the boundaries of roads and highways.

© Commercial Association of Brokers Oregon/SW Washington (2/05) (Rev. 04/12) MULTI-TENANT NET LEASE (BUSINESS PARK - OR) ALL RIGHTS RESERVED	Please Initial: ____________ ____________ Tenant Landlord

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EXHIBIT B-1

Project Site Plan

© Commercial Association of Brokers Oregon/SW Washington (2/05) (Rev. 04/12) MULTI-TENANT NET LEASE (BUSINESS PARK - OR) ALL RIGHTS RESERVED	Please Initial: ____________ ____________ Tenant Landlord

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EXHIBIT B-2

Building Site Plan

© Commercial Association of Brokers Oregon/SW Washington (2/05) (Rev. 04/12) MULTI-TENANT NET LEASE (BUSINESS PARK - OR) ALL RIGHTS RESERVED	Please Initial: ____________ ____________ Tenant Landlord

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EXHIBIT B-3

Floor Plan of the Building with the Premises Shown as Single Hatched Thereon

© Commercial Association of Brokers Oregon/SW Washington (2/05) (Rev. 04/12) MULTI-TENANT NET LEASE (BUSINESS PARK - OR) ALL RIGHTS RESERVED	Please Initial: ____________ ____________ Tenant Landlord

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EXHIBIT C

Work Letter

Landlord will perform the following work:

1.	Remove chain link fence and yellow bollards in front parking lot

2.	Remove overhead and jib cranes

3.	Remove water fountain

4.	Repair/Replace bathroom ceiling tiles and deep clean restroom

5.	Deliver Premises in broom clean condition

© Commercial Association of Brokers Oregon/SW Washington (2/05) (Rev. 04/12) MULTI-TENANT NET LEASE (BUSINESS PARK - OR) ALL RIGHTS RESERVED	Please Initial: ____________ ____________ Tenant Landlord

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EXHIBIT D

Rules and Regulations

In the event of a conflict between the following Rules and Regulations and the terms of the Lease to which this Addendum is attached, the terms of the Lease shall control.

1.	The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress and loading and unloading of items to and from the Premises.

1.	Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

2.	Except for licensed service animals (where access of the same is required by applicable Lega Requirements), no animals shall be allowed in the offices, halls, or corridors in the Project.

3.	Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises that are not reasonable for the Building’s industrial purpose.

4.	If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant’s expense.

5.	Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

6.	Parking any type of recreational vehicles is specifically prohibited on or about the Project.. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

7.	Tenant shall not wash or service any vehicles in or about the Premises or the Project.

8.	Tenant shall maintain the Premises free from rodents, insects and other pests.

9.	Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10.	Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11.	Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12.	Tenant shall not permit dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13.	All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14.	No auction, public or private, will be permitted on the Premises or the Project.

15.	No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16.	The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

17.	Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18.	Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19.	Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises.

20.	Tenant shall not knowingly introduce, disturb or release asbestos or PCBs onto or from the Premises.

21.	Tenant shall at all times conduct its operations in a good and workmanlike manner, employing best management practices to minimize the threat of any violation of Environmental Requirements.

© Commercial Association of Brokers Oregon/SW Washington (2/05) (Rev. 04/12) MULTI-TENANT NET LEASE (BUSINESS PARK - OR) ALL RIGHTS RESERVED	Please Initial: ____________ ____________ Tenant Landlord

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EXHIBIT F

Addendum

First Right of Refusal to Lease:

So long as Tenant is not then in material violation of the terms of the Lease, during the term of the Lease, Tenant will be granted a first right of refusal to lease the remainder of Building 2 for the duration of the Term in the event of a vacancy. Base Rent for the expansion space shall be based upon the current Base Rent being paid for the Premises on a per square foot basis, multiplied by the expansion area, and shall escalate at the same rate and time in accordance with the rent schedule set forth in Section 1.14 of the Lease. In the event that Tenant exercises the first right of refusal, the Lease will be amended by Landlord and Tenant to include the expansion space.

OPTION TO RENEW AT MARKET RENT

1.       Option Period:

So long as Tenant is not in default under this Lease beyond the applicable cure period, if any, at the time of exercise, Landlord hereby grants Tenant one (1) option(s) to extend the initial term of this Lease for an additional period of five (5) years each (the "Option Period") on the same terms, covenants, and conditions of this Lease, except that the Rent shall be determined pursuant to Paragraph 2 below. Tenant shall exercise each option, if at all, by giving Landlord written notice (the "Option Notice") at least One Hundred Eighty (180) days prior to the expiration of the immediately preceding term or Option Period of this Lease.

2.       Option Period Monthly Rent:

The monthly rent for of each Option Period will be determined as follows:

2.1       Landlord and Tenant will have fifteen (15) days after Landlord receives the Option Notice within which to agree on a rental rate for the first (1st) year of the Option Period which shall be an amount equal to the then fair market rental value of the Premises as defined in Paragraph 2.3 below. If Landlord and Tenant agree on the initial monthly rent for the first (1st) year of the Option Period within said fifteen (15) days, the parties will amend this Lease by stating the initial monthly rent for the Option Period.

2.2       If Landlord and Tenant are unable to agree on the initial monthly rent for the first (1st) year of the Option Period within said fifteen (15) days, then, the initial monthly rent for the first (1st) year of the Option Period will be the then fair market rental value of the Premises as determined in accordance with Paragraph 2.4 below.

2.3       The "then fair market rental value of the Premises" means what a landlord under no compulsion to lease the Premises and a tenant under no compulsion to lease the Premises would determine as rents (including initial monthly rent and rental increases) for the Option Period, as of the commencement of the Option Period, taking into consideration the uses permitted under this Lease, the quality, size, design, and location of the Premises, and the rent for comparable buildings located in Northwest Portland. The then fair market rental value of the Premises for each Option Period will not be less than the Rent provided during the initial term.

2.4       Within seven (7) days after the expiration of the fifteen (15) day period set forth in Paragraph 2.2, Landlord and Tenant will each appoint a real estate appraiser with at least five (5) years' full-time commercial appraisal experience in the geographic area in which the Premises are located to appraise the then fair market rental value of the Premises. If either Landlord or Tenant does not appoint an appraiser within ten (10) days after the other has given notice of the name of its appraiser, the single appraiser appointed will be the sole appraiser and will set the then fair market rental value of the Premises. If two appraisers are appointed pursuant to this paragraph, they will meet promptly and attempt to set the then fair market rental value of the Premises. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, they will attempt to elect a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last day the two appraisers are given to set the then fair market rental value of the Premises. If they are unable to agree on the third appraiser, either Landlord or Tenant, by giving ten (10) days' prior notice to the other, can apply to the then presiding judge of the Multnomah County Court for the selection of a third appraiser who meets the qualifications stated in this paragraph. The parties shall each bear the cost of the appraiser selected by such party and one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, must be a person who has not previously acted in any capacity for either Landlord or Tenant.

© Commercial Association of Brokers Oregon/SW Washington (2/05) (Rev. 04/12) MULTI-TENANT NET LEASE (BUSINESS PARK - OR) ALL RIGHTS RESERVED	Please Initial: ____________ ____________ Tenant Landlord

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2.5       Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers will set the then fair market rental value of the Premises. If a majority of the appraisers are unable to set the then fair market rental value of the Premises within thirty (30) days after selection of the third appraiser, the three appraisals will be averaged and the average will be the then fair market rental value of the Premises.

© Commercial Association of Brokers Oregon/SW Washington (2/05) (Rev. 04/12) MULTI-TENANT NET LEASE (BUSINESS PARK - OR) ALL RIGHTS RESERVED	Please Initial: ____________ ____________ Tenant Landlord

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